GenuFood Energy Enzymes Corp
Two Allen Center, 1200 Smith Street, suite 1600
Houston, TX 77002
Tel: +1 713 353 8834 Fax: +1 713 353 4601 Email: afsgroup2010@hotmail.com Website: www.geecenzymes.com

21st February, 2011

Taiwan Cell Energy Enzymes Corporation
2F, No. 18, Boguan East Street
North District
Taichung City 404
Taiwan

BY EMAIL:
jentenhsu@yahoo.com.tw

Dear sirs,

RE: SOLE DISTRIBUTORSHIP AGREEMENT
(GENERAL OUTLET – HUMAN CONSUMPTION)
NOTICES

We refer to the Sole Distributorship Agreement (General Outlet – Human Consumption) and Private Placement dated 22nd October, 2010.

TAKE NOTICE that we hereby inform you the following:

1. TRADEMARKS

We have filed trademark registration with the US Patent and Trademark Office and the following trademarks we shall use, belong to us:

1.1. ProCellax;
1.2. ProAnilax; and
1.3. GEEC.

2. CHANGE OF PRODUCT NAME

Following the trademark registration mentioned above, our product name is renamed as follows:

Item No.	Product Code	Product Name
1.	1201	ProCellax FG1
2.	1202	ProCellax SP
3.	1203	ProCellax E2AF
4.	1204	ProCellax E
5.	1205	ProCellax SNU
6.	1206	ProCellax DG1

3. DELETION OF PRODUCTS

The following products will be deleted from our Products List with effect from the date of this letter:

Item No.	Product Code	Product Name
1.	1101	Cellax-NCE
2.	1102	Cellax-NCE Plus
3.	1103	Cellax-GFL
4.	1104	Cellax-GFL Plus
5.	1105	Cellax-TT
6.	1106	Cellax-TT Plus

4. ADDITIONAL OR NEW PRODUCTS

The following products will be added to our Products List with effect from the date of this letter:

Item No.	Product Code	Product Name	Product Brief Description
1.	1207	ProCellax DG2	Gluten relief to breakdown hard-to-digest proteins, improves digestion of carbohydrates, helps relieve gas, bloating, constipation and diarrhea caused by grain and diary proteins, and stays active in a wide range of pH.
2.	1208	ProCellax VDIHF	Enhances immune cell function and metabolism, provides exceptional antioxidant support, supports a healthy response to inflammation and helps to maintain healthy cell and organ function.

5. THE FIRST ORDER

5.1. The products ordered by you pursuant to Exhibit III – The First Order will be supplied with the new Product Name.

5.2. The products ordered by you pursuant to Exhibit III – The First Order where such Products no longer applicable by virtual of item 3 above – Deletion of Products will be replaced with Products mentioned in item 2 above. You have the right to state which Product you want for the replacement. It is your choice.

5.3. All the Products ordered by you have been manufactured (except those falling under item 3 above) and is awaiting labeling. Bearing any unforeseen circumstances, we reckon that the entire goods will be available and ready for delivery sometime first week of March, 2011.

This Letter shall serve to notify, correct, amend and ratify the said Agreement we had with you in all respects that touches on each of the subject matter mentioned above. Therefore, this Letter shall deem to be a Supplementary Agreement that forms part and parcel of the said Agreement.

Please append your signature below and return the duplicate copy of this Letter for our file, being your acknowledgement, understanding and acceptance to this effect.

We thank you for the opportunity given to us and we valued the business relationship we had with you.

This is an electronic generated notice and no signature is required.

Eat Right, Long Life

Yours faithfully,
GENUFOOD ENERGY ENZYMES CORP

/s/ Lin Yi Lung
LIN YI LUNG
President and CEO
Mobile: +886 988 781 484
Email: vtotwnosl@seed.net.tw

Signed by **THE DISTRIBUTOR**:

彭碧蓮
____
PENG BI LING
President/Responsible Person
Taiwan Cell Energy Enzymes Corporation
(VAT Registration No. 53143409)

Date: 2011.02.22.

GEEC/MARKETING/PD/SCD/TCEEC